UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2025

TRUBRIDGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41992	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of TruBridge, Inc. (the “Company”) adopted a second amendment and restatement of the TruBridge, Inc. 2019 Incentive Plan (as amended and restated, the “Second Amended and Restated 2019 Incentive Plan”) on February 4, 2025, subject to stockholder approval at the Company’s 2025 Annual Meeting of Stockholders on May 8, 2025 (the “2025 Annual Meeting”). The Company’s stockholders approved the Second Amended and Restated 2019 Incentive Plan at the 2025 Annual Meeting, as described under Item 5.07 below. The Second Amended and Restated 2019 Incentive Plan increases the number of shares of the Company’s common stock available for issuance under the Company’s 2019 Incentive Plan by 1,850,000 shares.

A detailed description of the Second Amended and Restated 2019 Incentive Plan was set forth in Proposal 3 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2025 (the “2025 Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by reference to the Second Amended and Restated 2019 Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2025, the Company held the 2025 Annual Meeting, at which the Company’s stockholders voted to approve the Second Amendment (the “Declassification Amendment”) to the Company’s Certificate of Incorporation to declassify the Board, beginning with the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).

A detailed description of the Declassification Amendment was set forth in Proposal 2 in the 2025 Proxy Statement, which description is incorporated herein by reference and is qualified in its entirety by reference to the Second Certificate of Amendment to Certificate of Incorporation (the “Second Certificate of Amendment”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Board previously approved the Declassification Amendment, and it became effective upon filing the Second Certificate of Amendment with the Delaware Secretary of State on May 8, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting was held on May 8, 2025. Summarized below are descriptions of the matters voted on at the 2025 Annual Meeting and the final results of such voting:

Proposal 1 - Election of Directors. The stockholders elected each of the director nominees to serve as a director until the 2026 Annual Meeting and until a successor has been duly elected and qualified. The four nominees were current Class II directors of the Company who were re-elected. The result of the vote taken at the 2025 Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jerry G. Canada	9,032,648	13,400	15,653	1,922,331
Christopher L. Fowler	8,807,620	50,898	203,183	1,922,331
Amy K. O’Keefe	8,839,512	37,471	184,718	1,922,331
Andris Upitis	9,029,314	17,574	14,813	1,922,331

Proposal 2 - Approval of the Second Amendment to the Certificate of Incorporation to Declassify our Board of Directors. The stockholders approved the Declassification Amendment to the Company’s Certificate of Incorporation to declassify the Board, beginning with the 2026 Annual Meeting. The result of the vote taken at the 2025 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,044,451	8,748	8,502	1,922,331

Proposal 3 - Approval of the Second Amended and Restated 2019 Incentive Plan. The stockholders approved the Second Amended and Restated 2019 Incentive Plan in order to increase the number of shares of common stock available for issuance under the Company’s 2019 Incentive Plan. The result of the vote taken at the 2025 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,611,802	430,299	19,600	1,922,331

Proposal 4 - Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the 2025 Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the 2025 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,769,664	257,144	34,893	1,922,331

Proposal 5 - Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accountants of the Company for the year ending December 31, 2025. The result of the vote taken at the 2025 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
10,630,984	179,521	173,527

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Certificate of Amendment to Certificate of Incorporation of TruBridge, Inc.

10.1	TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

Date: May 8, 2025	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer

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